SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e) (2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                              Kenwin Shops, Inc.
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), 14a-
    6(i) (2) or Item 22(a) (2) of Schedule 14A.

[_]  $500 per each party to the controversy pursuant to Excahnge Act
    Rule 14a-6(i) (3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and
    0-11.

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    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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[_]  Check box if any part of the fee is offset as provided by Exchange
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
                              KENWIN SHOPS, INC.
                         Principal Executive Offices

                     4747 Granite Drive, Tucker, GA 30084
                               _________________

                   Notice of Annual Meeting of Stockholders
                            To Be Held May 15, 1996

                               __________________

To the Stockholders of KENWIN SHOPS, INC.

    The annual meeting of stockholders of Kenwin Shops, Inc., a New York corporation, will be held at the Holiday Inn - Airport North Hotel, 1380 Virginia Avenue, Atlanta, Georgia, on Wednesday, May 15, 1996, at 12:30 p.m. for the following purposes:

    1. To elect seven directors to hold office until the next annual meeting of stockholders or until their successors shall have been elected and qualified.

    2. To consider and act upon a proposal that the stockholders approve the appointment of Gross, Collins + Cress, P.C. as independent accountants for the 1996 fiscal year.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.


    The Transfer Books of the Company will not be closed, but only stockholders of record at the close of business on April 12, 1996, are entitled to notice of, and to vote at the Annual Meeting and at any adjournment thereof. The approximate date of mailing of this notice and the related proxy material to stockholders is April 19, 1996.

                             By Order of the Board of Directors,



                                      /s/ IRA ABRAMSON,

Tucker, Georgia                                          Chairman of the Board
April 19, 1996

                              KENWIN SHOPS, INC.

                              _________________

                               PROXY STATEMENT


    The enclosed proxy is solicited on behalf of management of KENWIN SHOPS, INC. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held May 15, 1996, at the Holiday Inn - Airport North Hotel,
1380 Virginia Avenue, Atlanta, Georgia. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers, and regular employees by personal interview, telephone or telegram, and the Company may request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies. Any proxy may be revoked at any time before its exercise by written notice to the Secretary of the Company.

    Only stockholders of the Company of record on the close of business on April 12, 1996, are entitled to vote at the meeting or any adjournment thereof. As of that date, there were outstanding 556,350 shares of common stock, each of which is entitled to one vote on all matters voted upon at the meeting. Ex-cluded from said outstanding shares are 57,122 shares held in the Treasury. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting, and the affirmative vote of the majority of the shares represented at the meeting is required to elect directors.


                       DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

    At the meeting seven persons, five of whom are current members of the present board, are nominees for election to serve until the next Annual Meeting, or until their successors are elected. The proxies returned to management pursuant to this solicitation will be voted by the persons named therein for the election of the nominees named below as directors, unless authority to do so is withheld. There will not be cumulative voting for the election of directors of the Company. Should any nominee be unable to accept the office of director (which is not presently anticipated), it is intended that the persons named in the proxy will vote for the election of such other persons as they shall determine.

    Certain information concerning the nominees for election as directors is set forth in the table below:

Name                  Age   Principal Occupation               Director Since
__________________    ___   ________________________________   ______________

Ira Abramson          65    Chairman of the Board, CEO,               1971
                            Vice President and Assistant
                            Secretary of the Company

Robert Schwartz       50    President of the Company                  1982

Richard Moskowitz     48    Vice President and Secretary              1982
                            of the Company

Martin L. Conrad      73    Partner, Jaffin, Conrad, Finkelstein      1961
                            and Frank, Attorneys
                            New York, New York

Henry S. Krauss       70    Senior Vice President                     1964
                            Westminster Securities Corp.,
                            Member, New York Stock Exchange

Kenneth Sauer         44    Treasurer of the Company                    -

Donald Schwartz       51    Assistant Vice President                    -
                            of the Company

    All of the above nominees have had the same principal occupations or employments for more than the last five years, except Mr. Moskowitz was elected Secretary in 1992, Mr. Abramson was elected Assistant Secretary in 1992 and
Mr. Sauer was elected Treasurer in 1995.

    Martin L. Conrad is a member of the law firm of Jaffin, Conrad, Finkelstein and Frank which has been counsel to the Company for more than two years and has been selected as counsel to the Company for the current fiscal year.

    There is no standing nominating committee of the Board of Directors. During the fiscal year ended December 31, 1995, the Board of Directors held two meetings. All directors attended the meetings. The Audit Committee consisting of Henry S. Krauss and Martin L. Conrad met once with respect to the operations of the Company during the past fiscal year. The functions of the Committee are to review Management's recommendations for the engagement or discharge of independent auditors; to review the audit programs planned by the independent auditors, the results of the audit, the Company's financial statements and the Company's system of internal accounting control; to review fees of the independent auditors; and to report the Committee's findings to the full Board of Directors.


Executive Officers

    Certain information concerning the Executive Officers of the Company is set forth in the table below:

Name                  Age   Principal Occupation                      Since
__________________    ___   ___________________________________    ___________

Ira Abramson          65    Chairman of the Board,  CEO               1964(1)
                            Vice-President,
                            Assistant Secretary, Director

Robert Schwartz       50    President, Director                       1976(2)

Richard Moskowitz     48    Vice-President, Secretary, Director       1976(3)

Kenneth Sauer         44    Treasurer                                 1995

    There is no family relationship among any of the foregoing Directors, Nominees and Executive Officers.

    There is no arrangement or understanding between or among any of the foregoing Directors, Nominees or Executive Officers, pursuant to which any of them were selected as Directors, Nominees or Officers.

    (1) Mr. Abramson, an executive officer since 1964, was elected Chairman of the Board in 1988 and Assistant Secretary in 1992.

    (2) Mr. Schwartz, an executive officer since 1976, was elected President in 1988.

    (3) Mr. Moskowitz, an executive officer since 1976, was elected Secretary in 1992.



                      COMPENSATION OF EXECUTIVE OFFICERS


                          Summary Compensation Table

    The following table provides information relating to the annual and long-term compensation for the years ended 1995, 1994 and 1993 for the Chief Executive Officer and the other three most highly compensated executive officers of the Company.

                                                                    Long-Term
                                                                   Compensation
                        Annual Compensation                            Award
________________________________________________________________  _____________
               Name
               and                               Other Annual
             Principal                Salary    Compensation (2)  Options/SAR's
            Position (1)       Year     ($)           ($)             (#)
______________________________________________  ________________  _____________

Ira Abramson                   1995    110,500         -               -
Chairman of the Board, CEO,    1994    118,000         -               -
  Vice-President, Asst. Sec.   1993    123,750         -               -

Robert Schwartz                1995     91,000         -               -
President                      1994    105,000         -               -
                               1993    110,000         -               -

Richard Moskowitz              1995    107,100         -               -
Vice-President and             1994    107,000         -               -
  Secretary                    1993    110,000         -               -

Kenneth Silberstein            1995     69,077 (3)     -               -
Treasurer (3)                  1994    115,000         -               -
                               1993    117,820         -               -

Kenneth Sauer                  1995     53,865         -               -
Treasurer                      1994     54,000         -               -
                               1993     52,000         -               -
_____________________________
  (1)  The Company has a total of four executive officers.
  (2)  Includes transportation expenses and insurance.
  (3)  Mr. Silberstein resigned as an Executive Officer on May 10, 1995.


                     Option/SAR Grants in Last Fiscal Year
                     _____________________________________

     No Options or SAR's were issued in Fiscal Year Ended December 31, 1995


           Aggregated Option/SAR Exercises in Last Fiscal Year and
                           FY-End Option/SAR Values
           _______________________________________________________

                                 Number of                 Value of
                                Unexercised              Unexercised
                              Options/SAR's at           In-the-Money
                                 FY-End (#)            Options/SAR's at
                                Exercisable/              FY-End ($)
                               Unexercisable       Exercisable/Unexercisable
            Name                    (1)                     (1)(2)
    ____________________      ______________       __________________________

    Ira Abramson                     -                        -
    Robert Schwartz                  -                        -
    Richard Moskowitz                -                        -
    Kenneth Silberstein              -                        -
    Kenneth Sauer                  1,000                      -

  (1)  Consists exclusively of Exercisable Options.  No SAR's have been issued.

  (2) Pursuant to the 1990 Stock Option Plan, on March 9, 1992, the Company granted 1,000 options to Mr. Sauer. These options are qualified incentive stock options which have an exercise price of $6.25. These options expire on March 9, 1997.

       Pursuant to the 1990 Stock Option Plan, on August 3, 1990, the Company granted 10,000 options to Messrs. Abramson, Schwartz, Moskowitz and Silberstein. All were qualified incentive stock options which had an exercise price of $5.64. These options expired on August 3, 1995.

       None of the options described above have been exercised to date.


             Long-Term Incentive Plan Awards in Last Fiscal Year
             ---------------------------------------------------

    No Long-Term Incentive Plan Awards were issued in Fiscal Year Ended December 31, 1995.


                           COMPENSATION OF DIRECTORS

    The Company has a standard arrangement under which compensation is paid to outside directors for serving in such capacity. Compensation paid to outside directors for their services for the fiscal year ended December 31, 1995, amounted to $2,000 per director. During the fiscal year, the Company paid legal fees aggregating $121,326 to Jaffin, Conrad, Finkelstein and Frank Esqs., in which Martin L. Conrad, a Director of the Company, is a partner. Said fee included substantial sums earned in the prior fiscal year during the Company's bankruptcy, but not actually paid by the Company until the fiscal year ended December 31, 1995. As a member of the Audit Committee and the Compensation Committee, Henry S. Krauss receives no compensation. Martin L. Conrad receives no special compensation for acting as chairman of these committees, but his law firm received its regular rate of compensation for the time devoted by him for such services.


                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed of Martin L. Conrad and Henry S. Krauss, the two non-employee directors. The Committee's function is to establish compensation for the executive officers.

    The compensation of all executive officers is reviewed at least annually. This review consists of an analysis of past and expected future performance of the said officers, the responsibilities of each officer individually, and the performance of the Company.

    After consultation with the Compensation Committee, during the fiscal year ended December 31, 1995, the officers, with the exception of Mr. Moskowitz, voluntarily decreased their compensation from the prior fiscal year. The increase in compensation to Mr. Moskowitz was substantially offset by a reduction in fringe benefits, including a company car, previously made avail-able to him. The decrease in compensation to the other officers was a result of the Company's continued drop in sales and earnings and in order to demonstrate their concern with the interests of the stockholders.


                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Retail - Specialty Apparel Index for the five fiscal years commencing 1991.

    The following chart represents data points on the performance graph which appears in the printed version of this proxy.

   ___________________________________________________________________________
                                               1990 1991 1992 1993 1994 1995
   ---------------------------------------------------------------------------
    Kenwin Shops, Inc.                          100  124  138  138   59   53
   ---------------------------------------------------------------------------
    Dow Jones Equity Market Index               100  132  144  158  159  221
   ---------------------------------------------------------------------------
    Dow Jones Retail - Specialty Apparel Index  100  178  172  158  148  167
   ___________________________________________________________________________


                             RELATED TRANSACTIONS

    There were no related transactions for the fiscal year ended December 31, 1995.


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

    The following information is furnished as to all persons, known to the Company to be the beneficial owner of more than five percent of the Company's Common stock, and as to all directors and nominees, and all directors and officers, as a group:

Name and Address of Beneficial Owner               Number of     Percent of
Name of Individual or Identity of Group             Shares         Class
- ----------------------------------------         ------------    ----------
Philip Abramson                                     43,900 (1)      7.89%
4350 Hillcrest Drive
Hollywood, FL  33021

Kenneth Silberstein                                 37,190 (2)      6.68%
4747 Granite Drive
Tucker, GA  30084

Richard Moskowitz                                   24,978          4.49%

Robert Schwartz                                     20,086 (3)      3.61%

Ira Abramson                                         9,944 (4)      1.79%

Martin L. Conrad                                       500          0.09%

Henry S. Krauss                                        500          0.09%

Donald Schwartz                                        350          0.06%

Kenneth Sauer                                          100          0.02%

All Officers and Directors as a Group (7 persons)   93,298 (5)     16.77%

  (1)  Includes 21,163 shares owned by Mr. Abramson's wife.

  (2)  Includes 12,051 shares owned by Mr. Silberstein's wife.

  (3) Includes 8,906 shares owned by Mr. Schwartz's wife and 200 shares owned by Mr. Schwartz as custodian for his minor children, and 200 shares owned by Mr. Schwartz's wife as custodian for their minor children.

  (4) Includes 1,106 shares owned by Ira Abramson's wife, 190 shares owned by Mr. Abramson's wife as custodian for one of their daughters, 227 shares owned by Mr. Abramson's wife as custodian for their other daughter, 112 shares owned by Mr. Abramson as custodian for one of their daughters, and 75 shares owned by Mr. Abramson as custodian for their other daughter.

  (5) Includes shares owned by Mr. Silberstein, who was a director during the fiscal year ended December 31, 1995, but who is not a nominee, and does not include the shares owned by Mr. Donald Schwartz, who is a nominee.


                  APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    Gross, Collins + Cress, P.C., who have been the Company's independent public accountants since November, 1993, have been selected by the Board of Directors as the Company's independent public accountants for the current year. Representatives of Gross, Collins + Cress, P.C. are expected to be present at the annual meeting and available to respond to appropriate questions and to make a statement on its behalf if it desires that one be made.

    The Board of Directors recommends that the stockholders vote FOR approval of Gross, Collins + Cress, P.C. If the appointment is not approved, the Board will select other independent accountants.


                                OTHER MATTERS

    Management knows of no other business likely to be brought before the meeting. If, however, other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment of such matters.


                     PROPOSALS FOR THE 1997 ANNUAL MEETING

    Any Shareholder intending to present a proposal at the 1997 Annual Meeting of Shareholders and desiring management to consider it for inclusion in the proxy statement and proxy relating to that meeting must submit such proposal sufficiently far in advance of the meeting so that it is received by management at the principal executive offices of the Company on or before November 30, 1996. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals to be included in the proxy statement.


                                ANNUAL REPORT

   The Company's Annual Report for the year ended December 31, 1995, accompanies this Proxy Statement and includes financial statements which, in the opinion of management, adequately reflect the financial position and operations of the Company. No action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

                             By Order of the Board of Directors,



                                  /s/ IRA ABRAMSON,

Tucker, Georgia                                           Chairman of the Board
April 19, 1996

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                               KENWIN SHOPS, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 15, 1996

The undersigned hereby appoints ROBERT SCHWARTZ and/or IRA ABRAMSON, or either of them, proxies with full power of substitution, for the undersigned to vote with respect to all shares of stock of KENWIN SHOPS, INC., of the undersigned at the Annual Meeting of Stockholders to be held on Wednesday, May 15, 1996 at 12:30 in the afternoon, at the Holiday Inn - Airport North Hotel, 1380 Virginia Avenue, Atlanta, Georgia, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, upon all subjects that may properly come before the meeting. Please mark votes: X

1.  Election of All Directors
    Nominees: Ira Abramson, Martin L. Conrad, Henry S. Krauss, Richard Moskowitz, Robert Schwartz, Kenneth Sauer and Donald Schwartz
    (Mark only one)
    [_] VOTE FOR all nominees listed above; [_] VOTE WITHHELD from all nominees except vote withheld from following nominees (if any) _____________________

2. That Gross, Collins + Cress, P.C. be appointed as independent accountants for the 1996 fiscal year.

                    FOR  [_]      AGAINST [_]      ABSTAIN  [_]

3. In their discretion upon all other matters as may properly come before the meeting.

                    FOR  [_]      AGAINST [_]      ABSTAIN  [_]
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -